Exhibit 4.3

TRUST INDENTURE

Made as of March 31, 2020

Between

COLUMBIA CARE INC.

(the “Corporation”)

and

ODYSSEY TRUST COMPANY

(the “Trustee”)

PROVIDING FOR THE ISSUE OF 9.875% SENIOR SECURED FIRST LIEN NOTES

(i)

(ii)

(iii)

TRUST INDENTURE

This Indenture is made as of March 31, 2020, between

COLUMBIA CARE INC.,

a corporation existing under the laws of the Province of British Columbia

(the “Corporation”)

AND

ODYSSEY TRUST COMPANY

a trust company incorporated under the laws of Alberta and registered to carry on business in the Province of British Columbia

(the “Trustee”)

RECITALS

The Corporation wishes to create and issue the Notes in the manner and subject to the terms and conditions of this Indenture;

FOR VALUE RECEIVED, the parties agree as follows:

ARTICLE 1 – INTERPRETATION

Section 1.1 Definitions

In this Indenture and in the Notes, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

(1) “this Indenture”, “this Note Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

(2) “Additional Offering” means concurrent brokered and non-brokered private placement by the Corporation of up to $75,000,000 aggregate principal amount of Brokered Units contemplated by the Corporation;

(3) “Affiliate” has the meaning ascribed thereto in the Securities Act (Ontario);

(4) “Applicable Law” means, in respect of any Person, Property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations and all official directives, rules, guidelines, orders, policies and other requirements of law of any governmental authority (collectively the “Law”) relating or applicable to such Person, property, transaction, event or other matter and shall include any interpretation of the Law or any part of the Law by any Person have jurisdiction over it or charged with its administration or interpretation;

(5) “Applicable Securities Legislation” means applicable securities laws (including rules, regulations, policies and instruments) in each of the applicable provinces and territories of Canada;

(6) “Approved Bank” has the meaning ascribed thereto in Section 10.9;

(7) “Auditors of the Corporation” means an independent firm of chartered professional accountants duly appointed as auditors of the Corporation;

(8) “Beneficial Holder” means any person who holds a beneficial interest in a Note that is represented by a Note Certificate or an Uncertificated Note registered in the name of such person’s nominee;

(9) “Board of Directors” means the board of directors of the Corporation or any committee thereof;

(10) “Board Resolution” means a resolution certified by an officer of the Corporation to have been duly adopted by the Board of Directors of the Corporation and to be in full force and effect on the date of such certification;

(11) “Brokered Units” means units of the Corporation consisting of one US$1,000 senior secured note and common share purchase warrants of the Corporation;

(12) “Business Day” means any day other than a Saturday, Sunday or any other day that the Trustee in Calgary, Alberta is not generally open for business;

(13) “Canadian Legend” means the restrictive legend required pursuant to National Instrument 45-102 – Resale of Securities as described in Section 2.12;

(14) “Change of Control” means the occurrence of any of the following events other than in connection with an Internal Reorganization: (i) any Person (or any successor to it continuing from any amalgamation, merger or other reorganization) becoming the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the outstanding share capital of the Corporation; (ii) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the Corporation’s property and assets; or (iii) the Corporation’s shareholders approve any plan or proposal for the liquidation or dissolution of the Corporation;

(15) “Corporation” means Columbia Care Inc.;

(16) “Counsel” means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Trustee or retained or employed by the Corporation and reasonably acceptable to the Trustee;

(17) “Default” means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing) be an Event of Default;

(18) “Depository” or “CDS” means CDS Clearing and Depository Services Inc. and its successors in interest;

(19) “EDGAR” means the electronic data gathering, analysis, and retrieval database maintained by the U.S. Securities and Exchange Commission;

(20) “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust, warrants, options or any other equity interests in any Person;

(21) “Event of Default” has the meaning ascribed thereto in Section 6.1;

(22) “Existing Indebtedness” means the liabilities of the Corporation and its Subsidiaries as of the date hereof and set out in Schedule D of this Indenture;

(23) “Existing Lien” means any Lien on the assets of the Corporation or its Subsidiaries as of the date of this Indenture;

(24) “Extraordinary Resolution” has the meaning ascribed thereto in Section 8.12;

(25) “Fully Registered Notes” means Notes registered as to both principal and interest;

(26) “Government Obligations” means securities issued or guaranteed by the Government of Canada or any province thereof;

(27) “Governmental Authority” means (a) the government of Canada or any other nation, or any political unit or subdivision of either of them (whether federal, provincial, state, municipal, local, or otherwise), and (b) any body, agency, tribunal, arbitrator, court, authority, or other entity that exercises executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of, or pertaining to, government;

(28) “IFRS” means International Financial Reporting Standards issued by the International Accounting Standards Board (including as further described in Section 1.16);

(29) “Indenture” means or refers to this Indenture as amended or supplemented by any indenture, deed or instrument supplemental or ancillary thereto;

(30) “Interest Payment Date” means March 31 and September 30 of each year that the 9.875% Notes are outstanding and commencing on September 30, 2020;

(31) “Interest Period” means the period commencing on the later of (a) the date of issue of the Notes and (b) the immediately preceding Interest Payment Date on which interest has been paid, and ending on the day immediately preceding the Interest Payment Date in respect of which interest is payable;

(32) “Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register of Noteholders at any time (including without limitation, original issuance or registration of transfer of ownership) the minimum number of the Trustee’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed by the time by the Trustee, it being understood that neither preparation and issuance shall constitute part of such procedures for any purpose of this definition;

(33) “Internal Reorganization” means a merger, continuation, arrangement, capital reorganization or other reorganization of, between or among the Corporation and/or its affiliates and/or divisions thereof and which for greater certainty includes any transaction or series of related transaction relating to any continuance or redomiciling of the Corporation whether in or outside Canada;

(34) “Issue Date” mean the date of issuance of the Notes under this Indenture;

(35) “Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature, or any other arrangement or condition which, in substance, secures payment or performance of an obligation;

(36) “Material Adverse Effect” means a material adverse effect on the business, operations, results of operations, assets, liabilities or financial condition of the Corporation and its Subsidiaries taken as a whole;

(37) “Maturity Account” means an account or accounts required to be established by the Corporation (and which shall be maintained by and subject to the control of the Trustee) for the Notes issued pursuant to and in accordance with this Indenture;

(38) “Maturity Date” means March 30, 2024;

(39) “NEO Exchange” means Neo Exchange Inc.;

(40) “Note Certificate” means a certificate evidencing Notes substantially in the form attached as Schedule A hereto;

(41) “Noteholders” or “holders” means the Persons for the time being entered in the register for Notes as registered holders of Notes;

(42) “Notes” means collectively, the notes of the Corporation issued and certified hereunder from time to time, or deemed to be issued and certified hereunder, designated as “9.875% Notes” and described in Section 2.2, and for the time being outstanding, whether in definitive, uncertificated or interim form;

(43) “Offering” means an offering of Securities by the Corporation, including the Additional Offering;

(44) “Officer’s Certificate” means a certificate of the Corporation signed by any one authorized officer or director of the Corporation, in their capacity as an officer or director of the Corporation, and not in their personal capacity;

(45) “Participant” means a Person recognized by CDS as a participant in the non-certificated inventory system administered by CDS;

(46) “Permitted Debt” has the meaning given to it in Section 5.1(h);

(47) “Permitted Liens” means:

(a)	Existing Liens;

(b)	Liens secured against the real property of the Corporation or any of its Subsidiaries;

(c)	Liens securing the Notes;

(d)	purchase money mortgages;

(e)	Liens created or associated with an Offering;

(f)	Liens granted to a landlord under any executed lease agreement for the Corporation’s leased properties;

(g)

Liens incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, expansion or improvement of the equipment or other property subject to such Liens;

(h)

Liens securing Existing Indebtedness or Permitted Debt (other than items (iii) and (vi) under the definition of Permitted Debt); and Liens securing the refinancing of such Existing Indebtedness or Permitted Debt (other than items (iii) and (vi) under the definition of Permitted Debt);

(i)

Liens on property of a Person (i) existing at the time of acquisition thereof or (ii) existing at the time such Person is merged with or into or consolidated with the Corporation or any Subsidiary; provided that such Liens were in existence prior to, and not in contemplation of, such merger or consolidation; and

(j)	Liens created by operation of law or pursuant to statutory rights or obligations;

(48) “Person” includes an individual, corporation, company, partnership, joint venture, association, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof;

(49) “Principal Amount” means the principal amount of the Notes;

(50) “Privacy Laws” has the meaning ascribed thereto in Section 10.19;

(51) “Qualified Institutional Buyer” means a “qualified institutional buyer” as such term is defined in Rule 144A under the U.S. Securities Act;

(52) “Record Date” means the close of business five (5) Business Days preceding the relevant Interest Payment Date;

(53) “Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

(54) “Related Party” means in respect of a Person, any Person not dealing at arms-length with such Person for purposes of the Income Tax Act (Canada);

(55) “Restricted Notes” means collectively the Restricted Uncertificated Notes and Restricted Physical Notes;

(56) “Restricted Physical Note” means a definitive Note that bears the U.S. Legend;

(57) “Restricted Uncertificated Note” means an Uncertificated Note that is deemed to bear the U.S. Legend;

(58) “Sale/Leaseback Transaction” means an arrangement relating to property owned by the Corporation or its Subsidiary whereby the Corporation or Subsidiary transfers such property to a Person and the Corporation or its Subsidiary leases it from such Person.

(59) “Securities” means, collectively, the common shares, proportionate voting shares, debt securities, warrants, subscription receipts and units of the Corporation that may be issued and sold under an Offering;

(60) “SEDAR” means the System for Electronic Document Analysis and Retrieval;

(61) “Subsidiary” has the meaning ascribed thereto in the Business Corporations Act (British Columbia);

(62) “Tax Act” means the Income Tax Act (Canada), as amended;

(63) “Termination Event” means the revocation or termination of all of the licences and permits to grow, transport and sell cannabis held by the Corporation and/or its Subsidiaries, as applicable, in two (2) or more U.S. States due to the material non-compliance by the Corporation and/or its Subsidiaries, as applicable, with the obligations imposed on them by such licences and permits or the regulatory agency that issues such licences and permits;

(64) “Trustee” means Odyssey Trust Company, or its successor or successors for the time being as trustee hereunder;

(65) “Uncertificated Note” means any Note which is not issued as part of a Note Certificate;

(66) “United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(67) “Unrestricted Notes” means collectively Unrestricted Physical Notes and Unrestricted Uncertificated Notes;

(68) “Unrestricted Physical Note” means a definitive Note that does not bear the U.S. Legend;

(69) “Unrestricted Uncertificated Note” means a Note that is not marked to bear the U.S. Legend;

(70) “U.S. Noteholder” is (a) any person in the United States that purchased Notes, (b) any person that purchased Notes on behalf of any person in the United States, (c) any purchaser of Notes that received an offer for the Notes while in the United States, (d) any person that was in the United States at the time the purchaser’s buy order was made or the subscription agreement for Notes was executed or delivered;

(71) “U.S. Legend” has the meaning ascribed thereto in Section 2.13;

(72) “U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder;

(73) “U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; and

(74) “Written Direction of the Corporation” or “written request of the Corporation” means an instrument in writing signed by any one officer or director of the Corporation.

Section 1.2 Meaning of “Outstanding”

Every Note certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it is cancelled, converted or redeemed or delivered to the Trustee for cancellation, or the payment thereof shall have been set aside under Section 7.2, provided that:

(a)

Notes which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

(b)

when a new Notes has been issued in substitution for a Note which has been lost, stolen or destroyed, only one of such Notes shall be counted for the purpose of determining the aggregate principal amount of Notes outstanding; and

(c)

for the purposes of any provision of this Indenture entitling holders of outstanding Notes to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Noteholders, Notes owned directly or indirectly, legally or equitably, by the Corporation shall be disregarded except that:

(i)

for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, or on the holders of Notes present or represented at any meeting of Noteholders, only the Notes which the Trustee knows are so owned shall be so disregarded;

(ii)

Notes so owned which have been pledged in good faith other than to the Corporation shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes, sign consents, requisitions or other instruments or take such other actions in his discretion free from the control of the Corporation or a Subsidiary of the Corporation; and

(iii)	as at the date hereof, neither the Corporation nor any Subsidiary of the Corporation holds any Notes.

Section 1.3 Interpretation

In this Indenture:

(a)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)	all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture;

(c)	all references to Sections, subsections or clauses refer, unless otherwise specified, to Sections, subsections or clauses of this Indenture;

(d)

words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them;

(e)	reference to any agreement or other instrument in writing means such agreement or other instrument in writing as amended, modified, replaced or supplemented from time to time;

(f)	unless otherwise indicated, reference to a statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time; and

(g)

unless otherwise indicated, time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated by including the day on which the period commences and excluding the day on which the period ends.

Section 1.4 Headings, etc.

The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Notes.

Section 1.5 Time of Essence

Time shall be of the essence of this Indenture.

Section 1.6 Monetary References

Any reference to “$” or “US$” shall mean a reference to the lawful currency of the United States of America. Any reference to “CAD$” shall mean a reference to the lawful currency of Canada.

Section 1.7 Invalidity, etc.

Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

Section 1.8 Language

Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture and all documents relating hereto, including, without limiting the generality of the foregoing, the form of Note attached hereto as Schedule A, be drawn up in the English language only.

Section 1.9 Successors and Assigns

All covenants and agreements of the Corporation in this Indenture and the Notes shall bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 1.10 Severability

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, such provision shall be deemed to be severed herefrom or therefrom and the validity, legality and enforceability of the remaining provisions shall not in any way be affected, prejudiced or impaired thereby.

Section 1.11 Entire Agreement

This Indenture and all supplemental indentures and Schedules hereto and thereto, and the Notes issued hereunder and thereunder, together constitute the entire agreement between the parties hereto with respect to the indebtedness created hereunder and thereunder and under the Notes and supersedes as of the date hereof all prior memoranda, agreements, negotiations, discussions and term sheets, whether oral or written, with respect to the indebtedness created hereunder or thereunder and under the Notes.

Section 1.12 Benefits of Indenture

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent or the holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13 Applicable Law and Attornment

This Indenture, any supplemental indenture and the Notes shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts, with respect to any suit, action or proceedings relating to this Indenture, any supplemental indenture or any Noteholder, the Corporation (for and on behalf of itself and any Subsidiary of the Corporation), the Trustee and each holder irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

Section 1.14 Currency of Payment

Unless otherwise indicated in a supplemental indenture, all payments to be made under this Indenture or a supplemental indenture shall be made in United States dollars.

Section 1.15 Non-Business Days

Whenever any payment to be made hereunder shall be due, any period of time would begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculation shall be made and such other action shall be taken, as the case may be, unless otherwise specifically provided herein, on or as of the next succeeding Business Day without any additional interest, cost or charge to the Corporation.

Section 1.16 Accounting Terms

Except as hereinafter provided or as otherwise indicated in this Indenture, all calculations required or permitted to be made hereunder pursuant to the terms of this Indenture shall be made in accordance with IFRS. For greater certainty, IFRS shall include any accounting standards that may from time to time be approved for general application by CPA Canada or any successor body.

Section 1.17 Calculations

The Corporation shall be responsible for making all calculations called for hereunder including, without limitation, calculations of current market price. The Corporation shall make such calculations in good faith and, absent manifest error, the Corporation’s calculations shall be final and binding on holders and the Trustee. The Corporation will provide a schedule of its calculations to the Trustee and the Trustee shall be entitled to rely conclusively on the accuracy of such calculations without independent verification.

Section 1.18 Paramountcy

If any provision contained in this Indenture conflicts with any provision contained in any Noteholder, the provision contained herein shall govern and control.

Section 1.19 Schedules

(1) The following Schedules are incorporated into and form part of this Indenture:

Schedule A – Form of Note

Schedule B – Form of Certificate of Transfer

Schedule C – Form of Certificate of Exchange

Schedule D – Existing Indebtedness

(2) In the event of any inconsistency between the provisions of any Section of this Indenture and the provisions of the Schedules which form a part hereof, the provisions of this Indenture shall prevail to the extent of the inconsistency.

ARTICLE 2 – THE NOTES

Section 2.1 Issue and Designation of Notes

The aggregate principal amount of Notes authorized to be issued and authenticated under this Indenture is unlimited, provided, however, that Notes may be issued under this Indenture only on and subject to the conditions and limitations in this Indenture.

Section 2.2 Form and Terms of the Notes

(1) The Notes authorized for issue under this Indenture is unlimited and shall collectively be designated as “9.875% Notes”.

(2) The Notes shall be dated as of the Issue Date and shall mature on the Maturity Date.

(3) Subject to the terms of this Indenture, the Principal Amount plus all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

(4) The Notes shall bear interest on the unpaid principal amount thereof at a rate of 9.875% per annum from the Issue Date to, but excluding the Maturity Date, compounded semi-annually and payable in arrears on each Interest Payment Date. The first Interest Payment Date for the Notes shall be September 30, 2020. Interest shall be payable in respect of each Interest Period (after, as well as before the Maturity Date, default and judgment, with interest on principal and interest at a rate that is 2.25% higher than the applicable rate on the Notes) on each Interest Payment Date in accordance with Section 2.3. Interest at such rate shall be calculated on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as applicable, and shall be payable on the Maturity Date. Interest shall be payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded monthly.

(5) The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000. Each Noteholder and the certificate of the Trustee endorsed thereon, if applicable, shall be issued in substantially the form set out in Schedule A with such insertions, omissions, substitutions or other variations as shall be required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the Board of Directors executing such Note in accordance with Section 2.6 hereof, as conclusively evidenced by their execution of a Noteholder. Each Note shall additionally bear such distinguishing letters and numbers as the Trustee shall approve. Notwithstanding the foregoing, a Note may be in such other form or forms as may, from time to time, be, approved by a resolution of the Board of Directors, or as specified in an Officer’s Certificate. The Notes may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another.

The Notes shall be issued from time to time in the form of one or more (a) Note Certificates, which shall bear the Canadian Legend and, if applicable, the U.S. Legend, and (b) as Uncertificated Notes, which shall bear a restricted CUSIP or other notation in respect of the Canadian Legend and, if applicable, the U.S. Legend.

(6) The Corporation shall have the right to redeem or repay any Note at any time prior to the Maturity Date by payment of the applicable Principal Amount, plus any accrued but unpaid interest, without any other premium, penalty, bonus or other payment.

Section 2.3 Concerning Interest

(1) The Notes issued pursuant to this Indenture, whether originally or upon exchange or in substitution for previously issued Notes shall bear interest (i) from and including the Issue Date or (ii) from and including the last Interest Payment Date therefor to which interest shall have been paid or made available for payment on such outstanding Notes, whichever shall be the later, in all cases, to and excluding the next Interest Payment Date therefor.

(2) Subject to accrual of any interest on unpaid interest from time to time, interest on the Notes will cease to accrue from the Maturity Date (including, for certainty, if the Notes were called for redemption or prepayment, the date of such redemption or prepayment); unless upon due presentation and surrender of such Note for payment on or after the Maturity Date, such payment is improperly withheld or refused.

(3) If the date for payment of the Principal Amount, premium or interest in respect of the Notes is not a Business Day at the place of payment, then payment thereof will be made on the next Business Day and the holder of such Note will not be entitled to any further interest on such principal, or to any interest on such interest, premium or other amount so payable, in respect of the period from the date for payment to such next Business Day.

(4) The holder of any Note at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to such Record Date and prior to such Interest Payment Date, except if and to the extent the Corporation shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the Holder of such Note as at the close of business on a subsequent Record Date (which shall be not less than two Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Corporation to the holders of all affected Notes not less than 15 days preceding such subsequent Record Date.

(5) Wherever in this Indenture or any Note there is mention, in any context, of the payment of interest, such mention is deemed to include the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable pursuant to this Indenture or the Note, and express mention of interest on amounts in default in any of the provisions of this Indenture will not be construed as excluding such interest in those provisions of this Indenture where such express mention is not made.

(6) Unless otherwise specifically provided in this Indenture or the terms of any Note, interest on the Notes shall be computed on the basis of a year of 365 days or 366 days, as applicable. Whenever interest is computed on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

Section 2.4 Certification and Delivery of Notes

(1) The Corporation may from time to time request the Trustee to certify and deliver Notes by delivering to the Trustee the documents referred to below in this Section 2.4 whereupon the Trustee shall certify such Notes and cause the same to be delivered in accordance with the Written Direction of the Corporation referred to below or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Written Direction of the Corporation. In certifying such Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a)	an executed copy of this Indenture;

(b)	a Written Direction of the Corporation requesting certification and delivery of such Notes and setting forth delivery instructions[1]; and

(c)

an Officer’s Certificate certifying (a) that the Corporation is not in default under this Indenture, (b) that the terms and conditions for the certification and delivery of the Notes (including those set forth in Section 10.5), have been complied with subject to the delivery of any documents or instruments specified in such Officer’s Certificate (c) its constating documents, authorizing resolutions for this Indenture and the Notes passed by the Board of Directors and a certificate of incumbency and (d) that no Event of Default exists or will exist upon such certification and delivery.

Section 2.5 Non-Certificated Deposit

(1) Subject to the provisions hereof, at the Corporation’s option, Notes may be issued and registered from time to time in the name of CDS or its nominee and:

(a)	the deposit of which may be confirmed electronically by the Trustee to a particular Participant through CDS; and

[1]	NTD: consider deleting the opinion requirement for each closing.

(b)	shall be identified by a CUSIP number obtained for such Note(s) at the time of issuance.

(2) If the Corporation issues Notes in a non-certificated format, Beneficial Holders of such Notes registered and deposited with CDS shall not receive Note Certificates in definitive form and shall not be considered owners or holders thereof under this Indenture or any supplemental indenture. Beneficial interests in Notes registered and deposited with CDS will be represented only through the non-certificated inventory system administered by CDS. Transfers of Notes registered and deposited with CDS between Participants shall occur in accordance with the rules and procedures of CDS. Neither the Corporation nor the Trustee shall have any responsibility or liability for any aspects of the records relating to or payments made by CDS or its nominee, on account of the beneficial interests in Notes registered and deposited with CDS. Nothing herein shall prevent the holders of Notes registered and deposited with CDS from voting such Notes using duly executed proxies or voting instruction forms.

(3) All references herein to actions by, notices given or payments made to, Notes shall, where Notes are held through CDS, refer to actions taken by, or notices given or payments made to, CDS upon instruction from the Participants in accordance with its rules and procedures. For the purposes of any provision hereof requiring or permitting actions with the consent of or the direction of Noteholders evidencing a specified percentage of the aggregate Notes outstanding, such direction or consent may be given by Beneficial Holders acting through CDS and the Participants owning Notes evidencing the requisite percentage of the Notes. The rights of a Beneficial Holder whose Notes are held through CDS by Participants are established by law and agreements between such holders and CDS and the Participants. Each Trustee and the Corporation may deal with CDS for all purposes (including the making of payments) as the authorized representative of the respective Notes and such dealing with CDS shall constitute satisfaction or performance, as applicable, of their respective obligations hereunder.

(4) For so long as Notes are held through CDS, if any notice or other communication is required to be given to Noteholders, the Trustee will give such notices and communications to CDS.

(5) If CDS resigns or is removed from its responsibility as Depository and the Trustee is unable or does not wish to locate a qualified successor, CDS shall provide the Trustee with instructions for registration of Notes in the names and in the amounts specified by CDS, and the Corporation shall issue and the Trustee shall certify and deliver the aggregate number of Notes then outstanding in the form of definitive Notes Certificates representing such Notes.

(6) The rights of Beneficial Holders who hold securities entitlements in respect of the Notes through the non-certificated inventory system administered by CDS shall be limited to those established by Applicable Law and agreements between the Depository and the Participants and between such Participants and the Beneficial Holders who hold securities entitlements in respect of the Notes through the non-certificated inventory system administered by CDS, and such rights must be exercised through a Participant in accordance with the rules and procedures of the Depository.

(7) Notwithstanding anything herein to the contrary, none of the Corporation nor the Trustee nor any agent thereof shall have any responsibility or liability for:

(a)

the electronic records maintained by the Depository relating to any ownership interests or other interests in the Notes or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any Person in any Note represented by an electronic position in the non-certificated inventory system administered by CDS (other than Depository or its nominee);

(b)	for maintaining, supervising or reviewing any records of the Depository or any Participant relating to any such interest; or

(c)

any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Participant.

(8) The Corporation may terminate the application of this Section 2.5 in its sole discretion in which case all Notes shall be evidenced by Note Certificates registered in the name of a Person other than the Depository.

Section 2.6 Execution of Notes

All Notes shall be signed (either manually or by facsimile or other electronic signature) by any one authorized director or officer of the Corporation holding office at the time of signing. A facsimile or electronic signature upon a Note shall for all purposes of this Indenture be deemed to be the signature of the person whose signature it purports to be. Notwithstanding that any person whose signature, either manual or in facsimile or electronic form, appears on a Note as a director or officer may no longer hold such office at the date of the Note or at the date of the certification and delivery thereof, such Note shall be valid and binding upon the Corporation and shall entitle the holder to the benefits of this Indenture.

Section 2.7 Certification

(1) No Note shall be issued or, if issued, shall be obligatory or shall entitle the holder to the benefits of this Indenture, until it has been manually certified or authenticated by or on behalf of the Trustee substantially in the form set out in this Indenture, in the relevant supplemental indenture, or in some other form approved by the Trustee. Such certification or authentication of any Note shall be conclusive evidence that such Note is duly issued, is a valid obligation of the Corporation and the holder is entitled to the benefits hereof. Notes will be authenticated on a Written Direction of the Corporation.

(2) The certificate of the Trustee signed on the Notes, or interim Notes hereinafter mentioned, and the authentication of any Uncertificated Notes shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Notes or interim Notes or as to the issuance of the Notes or interim Notes and the Trustee shall in no respect be liable or answerable for the use made of the Notes or interim Notes or any of them or the proceeds thereof. The certificate of the Trustee on the Notes or interim Notes and the authentication of Uncertificated Notes shall, however, be a representation and warranty by the Trustee that the Notes or interim Notes have been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture.

(3) The Trustee shall authenticate Uncertificated Notes (whether upon original issuance, exchange, registration of transfer or otherwise) by completing its Internal Procedures and the Corporation shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Notes hereunder and that the holder or holders are entitled to the benefits of this Indenture. The register shall be final and conclusive evidence as to all matters relating to Uncertificated Notes with respect to which this Indenture requires the Trustee to maintain records or accounts. In case of differences between the register at any time and any other time the register at the later time shall be controlling, absent manifest error and such Uncertificated Notes are binding on the Corporation.

Section 2.8 Interim Notes or Certificates

Pending the delivery of definitive Notes to the Trustee, the Corporation may issue and the Trustee certify in lieu thereof interim Notes in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Notes when the same are ready for delivery; or the Corporation may execute and the Trustee certify a temporary Note for the whole principal amount of Notes then authorized to be issued hereunder and deliver the same to the Trustee and thereupon the Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Note so delivered to it, as the Corporation and the Trustee may approve entitling the holders thereof to definitive Notes when the same are ready for delivery; and, when so issued and certified, such interim or temporary Notes or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with Notes duly issued hereunder and, pending the exchange thereof for definitive Notes, the holders of the interim or temporary Notes or interim certificates shall be deemed without duplication to be Noteholders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Corporation shall have delivered the definitive Notes to the Trustee, the Trustee shall cancel such temporary Notes, if any, and shall call in for exchange all interim Notes or certificates that shall have been issued and forthwith after such exchange shall cancel the same. No charge shall be made by the Corporation or the Trustee to the holders of such interim or temporary Notes or interim certificates for the exchange thereof. All interest paid upon interim or temporary Notes or interim certificates shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.

Section 2.9 Mutilation, Loss, Theft or Destruction

In case any of the Notes issued hereunder shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the Trustee shall certify and deliver, a new Note upon surrender and cancellation of the mutilated Note, or in the case of a lost, stolen or destroyed Note, in lieu of and in substitution for the same, and the substituted Note shall be in a form approved by the Trustee and shall entitle the holder to the benefits of this Indenture and rank equally in accordance with its terms with all other Notes issued or to be issued hereunder. In case of loss, theft or destruction, the applicant for a substituted Note shall furnish to the Corporation and to the Trustee such evidence of the loss, theft or destruction of the Note as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Note.

Section 2.10 Concerning Interest

(1) All Notes issued hereunder, whether originally or upon exchange or in substitution for previously issued Notes which are interest bearing, shall bear interest from and including their issue date to and excluding the Maturity Date.

(2) Interest shall be computed on the basis of a year of 365 days or 366 days, as applicable. With respect to the Notes, whenever interest is computed on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

Section 2.11 Payments of Amounts Due on Maturity

Except as may otherwise be provided herein, payments of amounts due upon maturity of the Notes will be made in the following manner. The Corporation will establish and maintain with the Trustee a Maturity Account for the Notes. The Maturity Account shall be maintained by and be subject to the control of the Trustee for the purposes of this Indenture. On or before 11:00 a.m. (Toronto time) not less than one Business Day immediately prior to the Maturity Date for Notes outstanding from time to time under this Indenture, the Corporation will deliver to the Trustee a certified cheque or wire transfer for deposit in the Maturity Account in an amount sufficient to pay the cash amount payable in respect of such Notes (including the Principal Amount together with any accrued and unpaid interest thereon). The Trustee, on behalf of the Corporation, will pay to each holder entitled to receive payment the principal amount of and premium (if any) and accrued and unpaid interest on the Note, upon surrender of the Note at any branch of the Trustee designated for such purpose from time to time by the Corporation and the Trustee. The delivery of such funds to the Trustee for deposit to the Maturity Account will satisfy and discharge the liability of the Corporation for the Notes to which the delivery of funds relates to the extent of the amount delivered (plus the amount of any tax deducted as aforesaid) and such Notes will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so delivered or made available the amount to which it is entitled. Interest shall cease to accrue on the Notes upon the Maturity Date provided the Trustee has received, by the Maturity Date, from the Corporation all the funds due and payable on the Notes.

Section 2.12 Canadian Legend on the Notes

The certificates or other instruments representing the Notes will bear the following Canadian Legend in accordance with Applicable Securities Legislation:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].”

Section 2.13 U.S. Legend

(1) The Notes have not been and will not be registered under the U.S. Securities Act or any U.S. state securities laws. To the extent that Notes are offered and sold to U.S. Noteholders in reliance on an exemption from the registration requirements under the U.S. Securities Act, such Notes shall be “restricted securities” within the meaning assigned to that term in Rule 144(a)(3) under the U.S. Securities Act. Subject to Section 2.13(3) and Section 2.13(4), such Notes issued to U.S. Noteholders (other than Qualified Institutional Buyers) shall be issued as Restricted Notes and, until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or state securities laws, shall bear the following legend (the “U.S. Legend”):

(a)

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH NOTES, AGREES, FOR THE BENEFIT OF COLUMBIA CARE INC. (THE “CORPORATION”), THAT SUCH NOTES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S.

SECURITIES ACT AND IN COMPLIANCE WITH ALL LOCAL LAWS AND REGULATIONS; (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 THEREUNDER, IF AVAILABLE, OR (II) RULE 144A, THEREUNDER, IF AVAILABLE, AND IN EACH CASE IS COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided, that, if such Notes are being sold in compliance with the requirements of Rule 904 of Regulation S in circumstances where Rule 905 of Regulation S does not apply, and in compliance with Canadian local laws and regulations, the U.S. Legend may be removed by an executed certificate to the Corporation substantially as set forth in Schedule B (or as the Corporation may prescribe from time to time), including the certification in item 1 thereto, together with any other evidence reasonably requested by the Corporation, which evidence may include an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Corporation, to the effect that the transfer is being made in compliance with Rule 904 of Regulation S; provided further that if the Notes are being sold pursuant to Rule 144 under the U.S. Securities Act, if available, the U.S. Legend may be removed by delivery to the Corporation of an opinion of counsel, of recognized standing, in form and substance reasonably satisfactory to the Corporation, that the Notes no longer require the U.S. Legend under applicable requirements of the U.S. Securities Act or applicable state securities laws. Provided that the Trustee obtains confirmation from the Corporation that such counsel is satisfactory to it, it shall be entitled to rely on such opinion of counsel without further inquiry.

(2) The parties hereto hereby acknowledge and agree that the Notes held by U.S. Noteholders (other than Qualified Institutional Buyers) may not be reoffered, or resold, pledged or otherwise transferred except in accordance with the requirements of Section 2.13(1)(a).

(3) Prior to the issuance of the Notes, the Corporation shall notify the Trustee, in writing, concerning which Notes are to be included in the Restricted Notes which shall bear the U.S. Legend. All Notes issued to U.S. Noteholders (other than Qualified Institutional Buyers) shall bear the U.S. Legend. The Trustee will thereafter maintain a list of all registered holders from time to time of such legended Notes which are included in the Restricted Notes.

(4)	All Notes issued to U.S. Noteholders that are Qualified Institutional Buyers shall be Unrestricted

Uncertificated Notes.

ARTICLE 3 – REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

Section 3.1 Fully Registered Notes

(1) The Corporation shall cause to be kept by and at the principal office of the Trustee in Calgary, Alberta and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as may be specified in the Notes or as the Corporation may designate with the approval of the Trustee, registers in which shall be entered the names and addresses of the holders of Fully Registered Notes and particulars of the Notes, held by them respectively and of all transfers of Fully Registered Notes. Such registration shall be noted on the Notes by the Trustee or other registrar unless a new Note shall be issued upon such transfer. Each of the Notes is intended to be in registered form (within the meaning of Sections 5f.103-1(c) and 1.871-14(c)(1)(i) of the United States Treasury Regulations) for U.S. federal income tax purposes, and the provisions of this Indenture or the Notes shall be interpreted and applied in a manner consistent therewith. Notwithstanding any other provisions in this Indenture or the Notes, all of the Notes shall be made Fully Registered Notes for U.S. Tax purposes.

(2) No transfer of a Fully Registered Note shall be valid unless made on the applicable register referred to in Section 3.1(1) by the registered holder or such holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee or other registrar upon surrender of the Notes together with a duly executed form of transfer acceptable to the Trustee upon compliance with such other reasonable requirements as the Trustee or other registrar may prescribe, or unless the name of the transferee shall have been noted on the Note by the Trustee or other registrar.

(3) Notwithstanding any other provisions in this Indenture or the Notes, transfers and exchanges of Restricted Notes shall be made in accordance with this Section 3.1(2):

(a)

Transfer and Exchange of Interests in a Restricted Uncertificated Note for Interests in an Unrestricted Uncertificated Note. An interest in a Restricted Uncertificated Note may be exchanged by any holder thereof for an interest in an Unrestricted Uncertificated Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Uncertificated Note if the Corporation receives the following:

(i)

if the holder of such interest in a Restricted Uncertificated Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Uncertificated Note, a certificate from such holder in the form of Schedule C, including the certifications in item (1) thereof; or

(ii)

if the holder of such beneficial interest in a Restricted Uncertificated Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Uncertificated Note, a certificate from such holder in the form of Schedule B, including the certifications in item (1) or (2) thereof, as applicable;

and, in each such case set forth in this Section 3.1(3)(a)(i) and Section 3.1(3)(a)(ii) with respect to items (2) of Schedule B, an opinion of counsel of recognised standing, in form and substance reasonably satisfactory to the Corporation, to the effect that such transfer or exchange is in compliance with the U.S. Securities Act and all applicable state securities laws.

(b)

Transfer of Restricted Physical Note for Restricted Physical Note or Restricted Uncertificated Note. A Restricted Physical Note may be transferred to a Person who takes delivery thereof in the form of a Restricted Physical Note or a Restricted Uncertificated Note if the Corporation receives an opinion of counsel of recognised standing, in form and substance reasonably satisfactory to the Corporation, to the effect that such transfer is in compliance with an available exemption from the registration requirements of the U.S. Securities Act and all applicable state securities laws.

(c)

Transfer and Exchange of Restricted Physical Notes for Unrestricted Physical Notes or Unrestricted Uncertificated Notes. A Restricted Physical Note may be exchanged by the holder thereof for an Unrestricted Physical Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Uncertificated Note if the Corporation receives the following:

(i)

if the holder of such Restricted Physical Note proposes to exchange such Note for an Unrestricted Physical Note, a certificate from such holder in the form of Schedule C, including the certifications in item (1)(b) thereof; or

(ii)

if the holder of such Restricted Physical Note proposes to transfer such Note to a Person outside of the United States who shall take delivery thereof in the form of an Unrestricted Physical Note or Unrestricted Uncertificated Note, a certificate from such holder in the form of Schedule B, including the certifications in item (1) thereof; or

(iii)

if the holder of such Restricted Physical Note proposes to transfer such Note to a Person who will be a U.S. Noteholder and shall take delivery thereof in the form of an Unrestricted Uncertificated Note, a certificate from such holder in the form of Schedule B, including the certifications in item (2) thereof; or

(iv)

if the holder of such Restricted Physical Note proposes to transfer such Note to a Person who will be a U.S. Noteholder and shall take delivery thereof in the form of an Unrestricted Physical Note, a certificate from such holder in the form of Schedule B, including the certifications in item (2) thereof;

and, in each such case set forth in this Section 3.1(3)(c)(i), Section 3.1(3)(c)(iii) and Section 3.1(3)(c)(iv), an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to the effect that such transfer or exchange is in compliance with the U.S. Securities Act and all applicable state securities laws.

Section 3.2 Transferee Entitled to Registration

The transferee of a Note shall be entitled, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the applicable register as the owner of such Note free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Note, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. Upon surrender for registration of transfer of Notes, the Corporation shall issue and thereupon the Trustee shall certify and deliver a new Note Certificate or confirm the electronic deposit of Uncertificated Notes of like tenor in the name of the designated transferee and register such transfer in accordance with Section 3.1. If less than all the Notes evidenced by the Note Certificate(s) or Uncertificated Notes so surrendered are transferred, the transferor shall be entitled to receive, in the same manner, a new Note Certificate or electronically deposited Uncertificated Notes registered in his name evidencing the Notes not transferred.

Section 3.3 No Notice of Trusts

Neither the Corporation nor the Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Note, and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

Section 3.4 Registers Open for Inspection

The registers referred to in Sections 3.1 shall at all reasonable times be open for inspection by the Corporation, the Trustee or any Noteholder. Every registrar, including the Trustee, shall from time to time when requested so to do by the Corporation, in writing, furnish the Corporation with a list of names and addresses of holders of registered Notes entered on the registers kept by them and showing the principal amount of the applicable series and serial numbers of the Notes held by each such holder.

Section 3.5 Exchanges of Notes

(1) Subject to Section 3.1 and 3.6, Notes in any authorized form or denomination, other than Uncertificated Notes, may be exchanged for Notes of the same series in any other authorized form or denomination, equal to the same aggregate principal amount as the Notes so exchanged.

(2) In respect of exchanges of Notes permitted by Section 3.5(1), Notes may be exchanged only at the principal offices of the Trustee in the city of Calgary, Alberta or at such other place or places, if any, as may be specified in the Notes and at such other place or places as may from time to time be designated by the Corporation with the approval of the Trustee. Any Notes surrendered for exchange shall be surrendered to the Trustee. The Corporation shall execute and the Trustee shall certify all Notes necessary to carry out exchanges as aforesaid. All Notes surrendered for exchange shall be cancelled.

(3) Notes issued in exchange for Notes which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

Section 3.6 Closing of Registers

Subject to any restriction herein provided, the Corporation with the approval of the Trustee may at any time close any register of Notes, other than those kept at the principal offices of the Trustee in Calgary, Alberta, and transfer the registration of any Notes registered thereon to another register (which may be an existing register) and thereafter such Notes shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Notes.

Section 3.7 Charges for Registration, Transfer and Exchange

For each Note exchanged, registered, transferred or discharged from registration, the Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Note issued (such amounts to be agreed upon from time to time by the Trustee and the Corporation), and payment of such charges and reimbursement of the Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Noteholder hereunder:

(a)	for any exchange, registration, transfer or discharge from registration of any Note applied for within a period of two months from the date of the first delivery of Notes;

(b)	for any exchange of any interim or temporary Note or interim certificate that has been issued under Section 2.8 for a definitive Note; or

(c)	for any exchange of an Uncertificated Note as contemplated in Section 3.1.

Section 3.8 Ownership of Notes

(1) Unless otherwise required by law, the person in whose name any registered Note is registered shall for all purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Note and interest thereon shall be made to such registered holder.

(2) The registered holder for the time being of any registered Note shall be entitled to the principal, premium, if any, and/or interest evidenced by such instruments, respectively, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such registered holder for any such principal, premium or interest shall be a good discharge to the Trustee, any registrar and to the Corporation for the same and none shall be bound to inquire into the title of any such registered holder.

(3) Where Notes are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all such holders, and the receipt of any one of such holders therefor shall be a valid discharge, to the Trustee, any registrar and to the Corporation.

(4) In the case of the death of one or more joint holders of any Note the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders upon receipt of documents that may be required by the Trustee and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Trustee and any registrar and to the Corporation.

ARTICLE 4 – PURCHASE OF NOTES

Section 4.1 Purchase of Notes by the Corporation

(1) The Corporation may, if it is not at the time in default hereunder, at any time and from time to time, purchase Notes in the market (which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by contract, at any price. All Notes so purchased may be delivered to the Trustee and shall be cancelled and no Notes shall be issued in substitution therefor.

(2) If, upon an invitation for tenders, more Notes are tendered at the same lowest price than the Corporation is prepared to accept, the Notes to be purchased by the Corporation shall be selected by the Trustee on a pro rata basis from the Notes tendered by each tendering Noteholder who tendered at such lowest price. For this purpose, the Trustee may make, and from time to time amend, regulations with respect to the manner in which Notes may be so selected, and regulations so made shall be valid and binding upon all Noteholders, notwithstanding the fact that as a result thereof one or more of such Notes become subject to purchase in part only. The holder of a Note of which a part only is purchased, upon surrender of such Note for payment, shall be entitled to receive, without expense to such holder, one or more new Notes for the unpurchased part so surrendered, and the Trustee shall certify and deliver such new Note or Notes upon receipt of the Note so surrendered or, with respect to an Uncertificated Note, the Depository shall electronically deposit the unpurchased part so surrendered.

Section 4.2 Deposit of Maturity Monies

Payment on maturity of Notes shall be provided for by the Corporation depositing, by way of wire payment or certified cheque, with the Trustee or any paying agent to the order of the Trustee, on or before 11:00 a.m. (Toronto time) not less than one Business Day immediately prior to the Maturity Date a sum of money equal to the Principal Amount and all accrued and unpaid interest on the Notes up to and excluding the Maturity Date. The Corporation shall also deposit with the Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustee in connection therewith. Every such deposit shall be in immediately available funds and shall be irrevocable. From the sums so deposited, the Trustee shall pay or cause to be paid to the holders of such Notes, upon surrender of such Notes, the principal and interest to which they are respectively entitled on the Maturity Date.

ARTICLE 5 – COVENANTS OF THE CORPORATION

Section 5.1 Covenants

The Corporation hereby covenants and agrees with the Trustee for the benefit of the Trustee and the Noteholders, that so long as any Notes remain outstanding:

(a)	Corporate Existence. The Corporation shall preserve and maintain its corporate existence except as otherwise permitted hereunder;

(b)

Pay Taxes. The Corporation shall duly pay or cause to be paid, and cause each of its Subsidiaries to pay or cause to be paid, when due (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income, sales, capital or profit or any other property belonging to it; and (ii) all claims which, if unpaid, might by law become a Lien upon its assets; except any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and in respect of which the Corporation or its Subsidiaries have established adequate reserves in accordance with IFRS;

(c)

Compliance with Laws, etc. The Corporation shall comply, and cause each of its Subsidiaries to comply, with the requirements of all applicable laws, judgments, orders, decisions and awards, other than acts of non-compliance which are not material and other than in respect of certain United States federal laws relating to the cultivation, distribution or possession of marijuana in the United States;

(d)

Insurance. The Corporation shall maintain or cause to be maintained, in respect of itself and each of its material Subsidiaries, insurance at all times with responsible insurance carriers and in such amounts and covering such risks as are usually carried by companies engaged in similar businesses, and, in the event any proceeds (other than proceeds that a landlord is entitled to under a lease agreement entered into prior to the date of this

Indenture) of such insurance policies are paid out prior to the payment of the Principal Amount and any accrued but unpaid interest, the Corporation shall direct, or cause to be directed, all such insurance proceeds to the Trustee (or any paying agent), up to the Principal Amount and any accrued but unpaid interest;

(e)

Financial Statements. Unless otherwise filed on SEDAR or EDGAR, the Corporation shall furnish the Trustee with copies of all interim and annual consolidated financial statements, and the report, if any, of the auditors thereon, such statements and reports to be furnished to the Trustee within 45 days of the end of each fiscal quarter in the case of interim financial statements and within 90 days of the Corporation’s fiscal year end in the case of annual audited statements;

(f)

Notification of Default. The Corporation shall notify the Trustee in writing immediately upon becoming aware of any default hereunder (which would become an Event of Default upon the giving of notice or the passage of time) or Event of Default hereunder;

(g)

Other Information. The Corporation shall provide or cause to be provided such other information respecting the condition or operations, financial or otherwise, of the Corporation’s or its Subsidiaries’ businesses or the Corporation or its Subsidiaries as the Trustee may from time to time reasonably request;

(h)

Permitted Debt. The Corporation shall not, create, incur, assume or suffer to exist or permit any of its Subsidiaries to create, incur, assume or suffer to exist any indebtedness for borrowed money other than the following (collectively “Permitted Debt”): (i) indebtedness of the Corporation incurred under this Indenture or the Notes, (ii) indebtedness incurred in respect of purchase money mortgages, (iii) unsecured indebtedness up to one hundred million (US$100,000,000), (iv) any refinancing, replacement or renewal of Existing Indebtedness, (v) indebtedness incurred in connection with a Sale/Leaseback Transaction; (vi) indebtedness incurred in connection with the Additional Offering;

(i)

Mergers, Etc. Subject to the next following sentence, and excluding any Internal Reorganization, the Corporation shall not enter into, or permit any of its Subsidiaries to enter into, any reorganization, consolidation, amalgamation, arrangement, winding-up, merger or other similar transaction. The Corporation and any of its Subsidiaries may enter into such transactions if (i) immediately after giving effect to the transaction, no event shall have occurred and be continuing which constitutes an Event of Default, (ii) the continuing corporation shall be a corporation incorporated under the laws of one of the states of the United States or Canada and (iii) the continuing corporation (if such is not a Subsidiary of the Corporation) is bound by or fully assumes all of the Corporation’s obligations under this Indenture;

(j)

Disposal of Assets. The Corporation shall not sell, exchange, lease, release or abandon or otherwise dispose of, or permit any of its Subsidiaries to sell, exchange, lease, release or abandon or otherwise dispose of, any material assets or all or substantially all of their assets or properties; provided that the Corporation and its Subsidiaries shall be permitted to sell, lease, or otherwise dispose of assets and property (i) in an ordinary course manner, (ii) in connection with an Internal Reorganization, (iii) in connection with a Sale/Leaseback Transaction, or (iv) for fair market value, provided that, within 365 days of such sale, lease or disposal of assets and property for fair market value, the proceeds thereof are either (A) reinvested in new or replacement assets, (B) used for capital expenditures, or (C) used to repay, prepay, redeem, purchase or repurchase Indebtedness secured by a Lien.

(k)

Transactions with Related Parties. Except as otherwise permitted in Section 5.1(i) and Section 5.1(m), the Corporation shall not directly or indirectly, enter into or allow any of its Subsidiaries to enter into, any material agreement with or otherwise enter into any material transaction with, a Related Party except in the ordinary course of, and pursuant to the reasonable requirements of, business and at prices and on terms not less favourable to the Corporation or its Subsidiary, as the case may be, than could be obtained in a comparable arm’s length transaction with another Person;

(l)	Change in Business. The Corporation shall not make any material change in the nature of its business or permit any of its Subsidiaries to make any material change in the nature of its business;

(m)

Distributions. The Corporation shall not declare, make or pay any Distributions other than (i) pursuant to the Corporation’s existing normal course issuer bid; (ii) distributions funded directly or indirectly by an arm’s length third party; or (iii) any annual dividends in the ordinary course not to exceed US$500,000. For purposes of this Section 5.1(n) “Distribution” means with respect to any Person the amount of (A) any dividend or other distribution on issued shares of the Person, or (B) the purchase, redemption or retirement amount of any issued shares, warrants or any other options or rights to acquire shares of the Person redeemed or purchased by the Person, but excluding any purchase, redemption or retirement made in connection with the acquisition of minority equity interests in any of the Corporation’s Subsidiaries or made in connection with any of the Corporation’s and/or its Subsidiaries’ incentive plans.

(n)

Location of Assets. The Corporation shall provide 30 days written notice to the Trustee if it, or any of its Subsidiaries, change their (i) place of business or, if more than one, the chief executive office, (ii) location of their registered office and head office, (iii) jurisdiction of formation, or (iv) location of their books and records and senior management;

(o)

Voluntary Payment. The Corporation or its Subsidiaries shall not, directly or indirectly, voluntarily prepay, redeem, or otherwise retire, the whole or part of any Existing Indebtedness, prior to the payment of the Principal Amount and any accrued but unpaid interest;

(p)

Minimum Liquidity. The Corporation and its Subsidiaries, on a consolidated basis, will be required to hold unrestricted cash and/or cash equivalents at the end of each fiscal quarter in an aggregate amount of at least US$15.0 million.

(q)

Payment of Interest. The Corporation covenants and agrees for the benefit of the holders of Notes that it will duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Indenture. Principal, premium, and interest shall be considered paid on the date due if on such date the Trustee holds in accordance with this Indenture money sufficient to pay all principal, premium and interest then due and the Trustee is not prohibited from paying such money to the holders of Notes on that date pursuant to the terms of this Indenture.

Section 5.2 First Ranking Security

(a)

Liens. The Corporation shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing indebtedness upon any of their assets or properties, now owned or hereafter acquired unless, contemporaneously with the incurrence of such Lien, all payments due under this Indenture and the Notes are secured equally and rateably with (or prior to) the obligations secured by any such Lien until such time as such obligations are no longer secured by a Lien; and

(b)

Additional Offering. For greater certainty, nothing in this Indenture shall prohibit the registration of Liens securing the obligations of the Corporation and its Subsidiaries under an Additional Offering; provided that, contemporaneously with the incurrence of such Liens, all payments due under this Indenture and the Notes are secured equally and rateably with (or prior to) the Lien securing the obligations under the Additional Offering.

(c)

Registration of First Priority Lien. If a Lien pursuant to Section 5.2(a) securing all payments due under this Indenture and the Notes has not been registered within one hundred and twenty (120) days of the Issue Date, the Corporation and its Subsidiaries shall deliver to the Trustee (at the Corporation’s expense), as soon as is practicable following any applicable regulatory approval or consent, executed copies of security documentation securing payments due under this Indenture and the Notes and take such steps as may be reasonably necessary in order to perfect the first priority Lien granted under such security documentation, in each jurisdiction that a material portion of the Corporation and its Subsidiaries assets are located. Notwithstanding anything in the Indenture or Security Documents to the contrary, the Trustee shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the perfection or maintenance of any security interest created hereunder.

ARTICLE 6 - DEFAULT

Section 6.1 Events of Default

Each of the following events constitutes, and is herein sometimes referred to as, an “Event of Default”:

(a)

the Corporation defaults in payment of the Principal Amount and any accrued but unpaid interest when such amounts become due and payable under the provisions of this Indenture and such default continues for a period of five (5) Business Days;

(b)

the Corporation fails to pay the principal of, or premium or interest on, any of its Existing Indebtedness when such amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such debt without waiver of failure by the holder of the debt;

(c)

a judgment in an amount of, or in excess of, US$10,000,000 (or the equivalent amount in any other currency) is rendered against the Corporation and either (i) enforcement proceedings have been commenced by a creditor upon a judgement order or (ii) there is any period of 30 consecutive days during which a stay of enforcement of the judgement or order by reason of a pending appeal or otherwise is not in effect;

(d)

the Corporation or any of its Subsidiaries: (i) becomes insolvent or generally not able to pay its debts as they become due; (ii) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors; (iii) institutes or has instituted against it any proceeding seeking (A) to adjudicate it a bankrupt or insolvent, (B) liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors, or (C) the entry of an order for relief or the appointment of a receiver, receiver manager, trustee, custodian or other similar official for it or for any substantial part of its properties and assets, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, custodian or other similar official for it or for any substantial part of its properties and assets) occurs; or (iv) takes any corporate action to authorize any of the above actions;

(e)	the Corporation ceases to generally carry on business;

(f)

the Corporation fails to observe, perform or comply with any other term, covenant or condition contained in this Indenture (to be observed, performed or complied with by it) and, after notice in writing has been given by the Trustee to the Corporation specifying such default and requiring the Corporation to rectify the same, the Corporation shall fail to rectify such default within a period of thirty (30) Business Days unless the Trustee shall have agreed to a longer period and in such event, within the period agreed to by the Trustee;

(g)	there is a Change of Control;

(h)

a Termination Event occurs and the Corporation and/or its Subsidiaries, as applicable, either (i) fail to appeal or dispute the termination or revocation of the licences and permits subject to such Termination Event within 30 days of such Termination Event occurring; or (ii) exhaust all ability to appeal or dispute the termination or revocation of the licences and permits subject to such Termination Event; or

(i)	the Corporation (or any successor entity) ceases to be a reporting issuer (as such term is defined in the Securities Act (Ontario).

If (ii) an Event of Default (other than an Event of Default under Section 6.1(d)) occurs and is continuing for thirty (30) days following notice from the Trustee to the Corporation of such Event of Default, the Trustee may, in its discretion, but subject to the provisions of this section, and shall, upon receipt of a request in writing signed by the holders of not less than 50% in principal amount of the Notes then outstanding, subject to the provisions of Section 6.3, by notice in writing to the Corporation declare the Principal Amount and accrued but unpaid interest, if any, on all Notes then outstanding and all other monies outstanding hereunder to be due and payable and the same shall thereupon forthwith become immediately due and payable to the Trustee, and (ii) an Event of Default under Section 6.1(d) occurs, the Principal Amount and accrued but unpaid interest, if any, on all Notes then outstanding hereunder and all other monies outstanding hereunder, shall automatically without any declaration or other act on the part of the

Trustee or any Noteholder become immediately due and payable to the Trustee and, in either case, upon such amounts becoming due and payable in either (i) or (ii) above, the Corporation shall forthwith pay to the Trustee for the benefit of the Noteholders such Principal Amount and accrued and unpaid interest, if any, and interest on amounts in default on such Note and all other monies outstanding hereunder, together with subsequent interest at the rate borne by the Notes on such Principal Amount and interest and such other monies from the date of such declaration or event until payment is received by the Trustee, such subsequent interest to be payable at the times and places and in the manner mentioned in and according to the tenor of the Notes. Such payment when made shall be deemed to have been made in discharge of the Corporation’s obligations hereunder and any monies so received by the Trustee shall be applied in the manner provided in Section 6.6.

Section 6.2 Notice of Events of Default

If an Event of Default shall occur and be continuing the Trustee shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Noteholders in the manner provided in Section 9.2, provided that notwithstanding the foregoing, unless the Trustee shall have been requested to do so by the holders of at least 50% of the principal amount of the Notes then outstanding, the Trustee shall not be required to give such notice if the Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Noteholders and shall have so advised the Corporation in writing.

When notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Trustee to the Noteholders within 15 days after the Trustee becomes aware the Event of Default has been cured.

Section 6.3 Waiver of Default

(1) Upon the happening of any Event of Default hereunder:

(a)

the holders of the Notes shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing by the holders of more than 50% of the aggregate principal amount of Notes then outstanding, to instruct the Trustee to waive any Event of Default and to cancel any declaration made by the Trustee pursuant to Section 6.1 and the Trustee shall thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; and

(b)

the Trustee, so long as it has not become bound to declare the Principal Amount and interest on the Notes then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may deem advisable.

(2) No such act or omission either of the Trustee or of the Noteholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

Section 6.4 Enforcement by the Trustee

(1) Subject to the provisions of Section 6.3 and to the provisions of any Extraordinary Resolution that may be passed by the Noteholders, if the Corporation shall fail to pay to the Trustee, forthwith after the same shall have been declared to be due and payable under Section 6.1, the principal of and interest on all Notes then outstanding, together with any other amounts due hereunder, the Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 50% in principal amount of the Notes then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of Principal Amount and interest on all the Notes then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Trustee shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee shall deem expedient.

(2) The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the holders of the Notes, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Notes allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting the Corporation’s property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Notes by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Notes with authority to make and file in the respective names of the holders of the Notes or on behalf of the holders of the Notes as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Notes themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Notes, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the holders of the Notes against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that subject to Section 6.3, nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Noteholder.

(3) The Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Noteholders.

(4) All rights of action hereunder may be enforced by the Trustee without the possession of any of the Notes or the production thereof on the trial or other proceedings relating thereto.

(5) Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Notes subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceeding.

Section 6.5 No Suits by Noteholders

Except as otherwise set out in this Indenture, no holder of any Note shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the Principal Amount or any accrued interest or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless: (a) such holder shall previously have given to the Trustee written notice of the happening of an Event of Default hereunder; and (b) the Noteholders by Extraordinary Resolution shall have made a request to the Trustee and the Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; and (c) the Noteholders or any of them shall have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; (d) the Trustee shall have failed to act within a reasonable time after such notification, request and offer of indemnity; and (e) no direction inconsistent with such request has been received by the Trustee from holders of a majority in principal amount of the outstanding Notes, and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Notes.

Section 6.6 Application of Monies by Trustee

(1) Except as herein otherwise expressly provided, any monies received by the Trustee from the Corporation pursuant to the foregoing provisions of this Article 6, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with any other monies in the hands of the Trustee available for such purpose, as follows:

(a)

first, in payment or in reimbursement to the Trustee of the reasonable compensation, costs, charges, expenses, borrowings, advances of the Trustee or other monies furnished or provided by or the instance of the Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(b)

second, but subject as hereinafter in this Section 6.6 provided, in payment, rateably and proportionately to the holders of Notes, of the principal and accrued and unpaid interest and interest on amounts in default on the Notes which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal and interest as may be directed by such resolution; and

(c)	third, in payment of the surplus, if any, of such monies to the Corporation or its assigns;

provided, however, that no payment shall be made pursuant to clause (b) above in respect of the principal or interest on any Note held, directly or indirectly, by or for the benefit of any Subsidiary of the Corporation (other than any Note pledged for value and in good faith to a person other than any Subsidiary of the Corporation but only to the extent of such person’s interest therein) except subject to the prior payment in full of the principal and interest (if any) on all Notes which are not so held.

(2) The Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving thereout such amount as the Trustee may think necessary to provide for the payments mentioned in Section 6.6(1), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Notes, but it may retain the money so received by it and invest or deposit the same as provided in Section 10.9 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment in distribution hereunder.

Section 6.7 Notice of Payment by Trustee

Not less than 15 days’ notice shall be given in the manner provided in Section 9.2 by the Trustee to the Noteholders of any payment to be made under this Article 6. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Noteholders will be entitled to interest only on the balance (if any) of the principal monies, and interest due (if any) to them, respectively, on the Notes, after deduction of the respective amounts payable in respect thereof on the day so fixed.

Section 6.8 Trustee May Demand Production of Notes

The Trustee shall have the right to demand production of the Notes in respect of which any payment of the Principal Amount, interest or premium required by this Article 6 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Corporation as the Trustee shall deem sufficient.

Section 6.9 Remedies Cumulative

No remedy herein conferred upon or reserved to the Trustee, or upon or to the holders of Notes is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

Section 6.10 Immunity of Directors, Officers and Others

The Noteholders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future officer, director or employee of the Corporation or its Subsidiaries or holder of any shares of the Corporation or of any successor for the payment of the Principal Amount or premium or interest on any of the Notes or on any covenant, agreement, representation or warranty by the Corporation contained herein or in the Notes.

ARTICLE 7 – DISCHARGE

Section 7.1 Cancellation and Destruction

All Notes shall forthwith after payment thereof be delivered to the Trustee and cancelled by it. All Notes cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee and, if required by the Corporation, the Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Notes so destroyed.

Section 7.2 Non-Presentation of Notes

In case the holder of any Note shall fail to present the same for payment on the date on which the principal of or the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require:

(a)	the Corporation shall be entitled to pay or deliver to the Trustee and direct it to set aside; or

(b)	in respect of monies in the hands of the Trustee which may or should be applied to the payment of the Notes, the Corporation shall be entitled to direct the Trustee to set aside; or

(c)	if the redemption was pursuant to notice given by the Trustee, the Trustee may itself set aside;

the monies in trust to be paid to the holder of such Note upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal of, or the interest payable on, or represented by each Note in respect whereof such monies have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the monies so set aside by the Trustee upon due presentation and surrender thereof, subject always to the provisions of Section 7.3.

Section 7.3 Repayment of Unclaimed Monies

Subject to Applicable Law, any monies set aside under Section 7.2 and not claimed by and paid to holders of Notes as provided in Section 7.2 within six years after the date of such setting aside shall be repaid and delivered to the Corporation upon written request of the Corporation to the Trustee and thereupon the Trustee shall be released from all further liability with respect to such monies and thereafter the holders of the Notes in respect of which such monies were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment and delivery of the monies from the Corporation subject to any limitation provided by the laws of the Province of Ontario.

Section 7.4 Discharge

(1) The Trustee shall at the written request of the Corporation release and discharge this Indenture and the Notes, execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee), upon proof being given to the reasonable satisfaction of the Trustee that the principal of, and interest (including interest on amounts in default, if any), on all the Notes and all other monies payable hereunder have been paid or satisfied or that all the Notes having matured payment of the principal of and interest (including interest on amounts in default, if any) on such Notes and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions hereof including the payment of all costs, charges and expenses properly incurred by the Trustee and all interest thereon.

ARTICLE 8 – MEETINGS OF NOTEHOLDERS

Section 8.1 Right to Convene Meeting

The Trustee or the Corporation may at any time and from time to time, and the Trustee shall, on receipt of a Written Direction of the Corporation or a written request signed by the holders of not less than 50% of the principal amount of the Notes then outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Corporation or by the Noteholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Noteholders. In the event of the Trustee failing, within 30 days after receipt of any such request and such funding of indemnity, to give notice convening a meeting, the Corporation or such Noteholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Toronto, Ontario or at such other place as may be approved or determined by the Corporation and the Trustee.

Section 8.2 Notice of Meetings

At least 21 days’ notice of any meeting shall be given to the Noteholders in the manner provided in Section 9.2 and a copy of such notice shall be sent by post to the Trustee, unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give notice of a meeting to any holder of Notes shall not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.

Section 8.3 Chairman

Some person, who need not be a Noteholder, nominated in writing by the Corporation (in case it convenes the meeting) or by the Trustee (in any other case) shall be chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Noteholders present in person or by proxy shall choose some person present to be chairman.

Section 8.4 Quorum

Subject to the provisions of Section 8.12, at any meeting of the Noteholders a quorum shall consist of Noteholders present in person or by proxy and representing at least 25% in principal amount of the outstanding Notes. If a quorum of the Noteholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Noteholders or pursuant to a request of the Noteholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place to the extent possible and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Noteholders present in person or by proxy representing 25% of the principal amount of the outstanding Notes shall form a quorum and may transact the business for which the meeting was originally convened. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum is present at the commencement of business.

Section 8.5 Power to Adjourn

The chairman of any meeting at which a quorum of the Noteholders is present may, with the consent of the holders of a majority in principal amount of the Notes represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

Section 8.6 Show of Hands

Every question submitted to a meeting shall, subject to Section 8.7, be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Notes, if any, held by him.

Section 8.7 Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Noteholders or proxies for Noteholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Notes represented at the meeting and voted on the poll.

Section 8.8 Voting

On a show of hands every person who is present and entitled to vote, whether as a Noteholder or as proxy for one or more Noteholders or both, shall have one vote. On a poll each Noteholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Notes of which he shall then be the holder. A proxy need not be a Noteholder. In the case of joint holders of a Note, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Notes of which they are joint holders.

Section 8.9 Proxies

A Noteholder may be present and vote at any meeting of Noteholders by an authorized representative. The Corporation (in case it convenes the meeting) or the Trustee (in any other case) for the purpose of enabling the Noteholders to be present and vote at any meeting without producing their Notes, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

(a)

the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Noteholder;

(b)

the deposit of instruments appointing proxies at such place as the Trustee, the Corporation or the Noteholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c)

the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, or sent by other electronic means before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Notes, or as entitled to vote or be present at the meeting in respect thereof, shall be Noteholders and persons whom Noteholders have by instrument in writing duly appointed as their proxies.

Section 8.10 Persons Entitled to Attend Meetings

The Corporation and the Trustee, by their respective employees, officers and directors, the Auditors of the Corporation and the legal advisors of the Corporation, the Trustee or any Noteholder may attend any meeting of the Noteholders, but shall have no vote as such.

Section 8.11 Powers Exercisable by Extraordinary Resolution

(1) In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Noteholders shall have the following powers exercisable from time to time by Extraordinary Resolution (subject in the case of the matters in paragraphs (a)– (d) and (l) to the prior approval of the Neo Exchange (or any other applicable stock exchange on which the Corporation’s shares are listed for trading) if applicable):

(a)

power to authorize the Trustee to grant extensions of time for payment of the Principal Amount and any premium or interest on the Notes, whether or not the Principal Amount, premium, or interest, the payment of which is extended, is at the time due or overdue;

(b)

power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Noteholders or the Trustee (with its consent) against the Corporation, or against its property, whether such rights arise under this Indenture or the Notes;

(c)

power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Note which shall be agreed to by the Corporation and to authorize the Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

(d)

power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Corporation or for the consolidation, amalgamation, arrangement, combination or merger of the Corporation with any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Corporation or any part thereof (unless otherwise permitted by this Indenture);

(e)

power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture or any Note in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(f)

power to waive, and direct the Trustee to waive, any default hereunder and/or cancel any declaration made by the Trustee pursuant to Section 6.1 either unconditionally or upon any condition specified in such Extraordinary Resolution;

(g)

power to restrain any Noteholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the Principal Amount, premium or interest on the Notes, or for the execution of any trust or power hereunder;

(h)

power to direct any Noteholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 6.5, of the costs, charges and expenses reasonably and properly incurred by such Noteholder in connection therewith;

(i)

power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

(j)

power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee to exercise, on behalf of the Noteholders, such of the powers of the Noteholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Noteholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings and the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Noteholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(k)

power to remove the Trustee from office and to appoint a new Trustee or Trustees provided that no such removal shall be effective unless and until a new Trustee or Trustees shall have become bound by this Indenture;

(l)	power to sanction the exchange of the Notes for or the conversion thereof into shares, bonds, Notes or other securities or obligations of the Corporation or of any other Person formed or to be formed;

(m)	power to authorize the distribution in specie of any shares or securities received pursuant to a transaction authorized under the provisions of Section 8.11(1); and

(n)	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Noteholders or by any committee appointed pursuant to Section 8.11(1)(j).

Section 8.12 Meaning of “Extraordinary Resolution”

(1) The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Noteholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of not less than 25% of the principal amount of the Notes then outstanding, are present in person or by proxy and passed by the favourable votes of the holders of not less than 662/3% of the principal amount of the Notes, present or represented by proxy at the meeting and voted upon on a poll on such resolution.

(2) If, at any such meeting, the holders of not less than 25% of the principal amount of the Notes then outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Noteholders, shall be dissolved but in any other case it shall stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 9.2. At the adjourned meeting, the holders present in person or by proxy representing not less than 25% of the principal amount of the Notes then outstanding shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed thereat by the affirmative vote of holders of not less than 66 2⁄3% of the principal amount of the Notes, present or represented by proxy at the meeting and voted upon on a poll shall be an Extraordinary Resolution within the meaning of this Indenture.

(3) Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

Section 8.13 Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Noteholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Noteholders to exercise the same or any other such power or powers thereafter from time to time.

Section 8.14 Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Noteholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

Section 8.15 Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Noteholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of 66 2⁄3% of the principal amount of all the outstanding Notes by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

Section 8.16 Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Noteholders shall be binding upon all the Noteholders, whether present at or absent from such meeting, and every instrument in writing signed by Noteholders in accordance with Section 8.15 shall be binding upon all the Noteholders, whether signatories thereto or not, and each and every Noteholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

Section 8.17 Evidence of Rights Of Noteholders

(1) Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Noteholders may be in any number of concurrent instruments of similar tenor signed or executed by such Noteholders.

(2) The Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

ARTICLE 9 – NOTICES

Section 9.1 Notice to Corporation

Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if delivered to the Corporation at: 680 Fifth Ave., 24th Floor, New York, New York, 10019, Attention: Mary-Alice Miller, Chief Risk Officer & General Counsel, if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, shall be deemed to have been effectively given three days following the mailing thereof, or if given by electronic mail to mmiller@col-care.com shall be deemed to have been effectively given upon transmission. The Corporation may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Indenture.

Section 9.2 Notice to Noteholders

(1) All notices to be given hereunder with respect to the Notes shall be deemed to be validly given to the holders thereof if sent by electronic communication addressed to such holder, first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three days following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to any Noteholder or the inability of the Corporation to give or mail any notice due to anything beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

(2) If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Noteholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation shall give such notice by publication at least once in the city of Toronto (or in such of those cities as, in the opinion of the Trustee, is sufficient in the particular circumstances), each such publication to be made in a daily newspaper of general circulation in the designated city.

(3) Any notice given to Noteholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

(4) All notices with respect to any Note may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of any persons interested in such Note.

Section 9.3 Notice to Trustee

Any notice to the Trustee under the provisions of this Indenture shall be valid and effective if delivered, receipt confirmed, to the Trustee at its principal office in the Stock Exchange United Kingdom Building, 1230, 5th Avenue SW, Calgary, Alberta, T2P 3C4, Attention: VP, Corporate Trust and shall be deemed to have been effectively given as of the date of such receipt confirmation, if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given three days following the mailing thereof, or if given by facsimile transmission to the Trustee at 800.517.4553, Attention: VP, Corporate Trust shall be deemed to have been effectively given upon transmission.

Section 9.4 Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 9.3, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 9.3.

ARTICLE 10 – CONCERNING THE TRUSTEE

Section 10.1 No Conflict of Interest

The Trustee represents to the Corporation that, to the best of its knowledge, at the date of execution and delivery by it of this Indenture, there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder but, if, notwithstanding the provisions of this Section 10.1, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture, and the Notes issued hereunder, shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises but the Trustee shall, within 30 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 10.2.

Section 10.2 Replacement of Trustee

(1) The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation 90 days’ notice in writing or such shorter notice as the Corporation may accept as sufficient. In the event of any enactment or change of law or regulation, or interpretation or administration thereof, which in the opinion of the Trustee operates to prevent or restrict any of the parties to this Indenture from fulfilling any respective obligations under this Indenture, the Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving the Corporation 30 days’ notice in writing or such shorter notice as the Corporation may find acceptable. If at any time a material conflict of interest exists in the Trustee’s role as a fiduciary hereunder the Trustee shall, within 30 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 10.2. The validity and enforceability of this Indenture and of the Notes issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists. In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Noteholders. Failing such appointment by the Corporation, the retiring Trustee or any Noteholder may apply to a Judge of the British Columbia Supreme Court, on such notice as such Judge may direct at the Corporation’s expense, for the appointment of a new Trustee but any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Noteholders and the appointment of such new Trustee shall be effective only upon such new Trustee becoming bound by this Indenture. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

(2) Any company into which the Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any company resulting from any merger, consolidation, sale or amalgamation to which the Trustee shall be a party, or any company which shall purchase all or substantially all of the corporate trust book of business of the Trustee, shall be the successor trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Trustee or of the Corporation, the Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act, and, shall duly assign, transfer and deliver all property and money held by such Trustee to the successor Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Corporation be required by any new Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Trustee, be made, executed, acknowledged and delivered by the Corporation.

Section 10.3 Duties of Trustee

In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

Section 10.4 Reliance Upon Declarations, Opinions, etc.

In the exercise of its rights, duties and obligations hereunder the Trustee may, if acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 10.5, if applicable, and with any other applicable requirements of this Indenture. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Trustee may rely on an opinion of Counsel satisfactory to the Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Corporation.

Section 10.5 Evidence and Authority to Trustee, Opinions, etc.

(1) The Corporation shall furnish to the Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Corporation or the Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the certification and delivery of Notes hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Trustee in accordance with the terms of this Section 10.5, or (b) the Trustee, in the exercise of its rights and duties under this Indenture, gives the Corporation written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

(2) Such evidence shall consist of

(a)	a certificate made by any one officer or director of the Corporation, stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

(b)

in the case of a condition precedent compliance with which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

(c)

in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the Corporation whom the Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.

(3) Whenever such evidence relates to a matter other than the certificates and delivery of Notes and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other Person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a trustee, officer or employee of the Corporation it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section.

(4) Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in this Indenture shall include (a) a statement by the person giving the evidence that he has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (c) a statement that, in the belief of the person giving such evidence, he has made such examination or investigation as is necessary to enable him to make the statements or give the opinions contained or expressed therein, and (d) a statement whether in the opinion of such person the conditions precedent in question have been complied with or satisfied.

(5) The Corporation shall furnish or cause to be furnished to the Trustee at any time if the Trustee reasonably so requires, its certificate that it has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Corporation shall, whenever the Trustee so requires, furnish the Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Trustee as to any action or step required or permitted to be taken by the Corporation or as a result of any obligation imposed by this Indenture.

Section 10.6 Officer’s Certificates Evidence

Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee, if acting in good faith, may rely upon an Officer’s Certificate.

Section 10.7 Experts, Advisers and Agents

The Trustee may:

(a)

employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Trustee or by the Corporation, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid. The reasonable costs of such services shall be added to and become part of the Trustee’s remuneration hereunder; and

(b)

employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Trustee may, but need not be, solicitors for the Corporation.

Section 10.8 Trustee May Deal in Notes

Subject to Sections 10.1 and 10.3, the Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Notes and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

Section 10.9 Investment of Monies Held by Trustee

Until released in accordance with this Indenture, monies held by Trustee shall be kept segregated in the records of the Trustee and shall be deposited in one or more interest-bearing trust accounts to be maintained by the Trustee in the name of the Trustee at one or more banks having a Standard and Poors Issuer Credit rating of AA- or above (an “Approved Bank”). All amounts held by the Trustee pursuant to this Indenture shall be held by the Trustee pursuant to the term of this Indenture and shall not give rise to a debtor-creditor or other similar relationship. The amounts held by the Trustee pursuant to this Indenture are at the sole risk of Corporation and, without limiting the generality of the foregoing, the Trustee shall have no responsibility or liability for any diminution of the monies which may result from any deposit made with an Approved Bank pursuant to this Section 10.9, including any losses resulting from a default by the Approved Bank or other credit losses (whether or not resulting from such a default) and any credit or other losses on any deposit liquidated or sold prior to maturity. The parties hereto acknowledge and agree that the Trustee will have acted prudently in depositing the monies at any Approved Bank,

Section 10.10 Trustee Not Ordinarily Bound

Except as provided in Section 6.2 and as otherwise specifically provided herein, the Trustee shall not, subject to Section 10.3, be bound to give notice to any person of the execution hereof, nor to do, observe or perform, or see to the observance or performance by the Corporation of, any of the obligations herein imposed upon the Corporation or the covenants on the part of the Corporation herein contained, nor in any way to supervise or interfere with the conduct of the Corporation’s business, unless the Trustee shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Notes then outstanding or by any Extraordinary Resolution of the Noteholders passed in accordance with the provisions contained in Article 8, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

Section 10.11 Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

Section 10.12 Trustee Not Bound to Act on Corporation’s Request

Except as otherwise specifically provided in this Indenture, the Trustee shall not be bound to act in accordance with any direction or request of the Corporation until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

Section 10.13 Conditions Precedent to Trustee’s Obligations to Act Hereunder

(1) The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Noteholders hereunder shall be conditional upon the Noteholders furnishing when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. Notwithstanding the foregoing, the Noteholders consent to the Trustee executing any waiver, estoppel letter or subordination agreement as advised by Counsel is required to be executed in connection with the Permitted Equipment Financing, without the further notice or consent of any Noteholder.

(2) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

(3) The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Noteholders at whose instance it is acting to deposit with the Trustee the Notes held by them for which Notes the Trustee shall issue receipts.

Section 10.14 Authority to Carry on Business

The Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business required of it as Trustee in the Provinces of Alberta and British Columbia but if, notwithstanding the provisions of this Section 10.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business required of it as Trustee in any of the provinces or territories of Canada, either become so authorized or resign in the manner and with the effect specified in Section 10.2.

Section 10.15 Compensation and Indemnity

(1) The Corporation shall pay to the Trustee, from time to time, compensation for its services hereunder as agreed separately by the Corporation and the Trustee, and shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under this Indenture shall be finally and fully performed. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

(2) The Corporation hereby indemnifies and holds the Trustee and its affiliates, their successors and assigns, as well as its and their respective directors, officers, employees and agents, harmless from and against any and all claims, demands, assessments, interest, penalties, actions, suits, proceedings, liabilities, losses, damages, costs and expenses, including, without limiting the foregoing, expert, consultant and counsel fees and disbursements on a solicitor and client basis (collectively, “Liabilities”), arising from or in connection with any actions or omissions that the Trustee or they take pursuant to this Indenture, provided that the Corporation need not reimburse any cost or expense or indemnify against any loss or liability incurred by the Trustee through gross negligence or bad faith or breach of the Trustee’s duties hereunder. The Corporation also hereby indemnifies and holds the Trustee and its affiliates, their successors and assigns, as well as its and their respective directors, officers, employees and agents, harmless from and against any and all Liabilities arising from or in connection with any enactment or change of law or regulation, or interpretation or administration thereof. Without limiting the generality of the foregoing, the obligation to indemnify, defend and save harmless in accordance herewith shall apply in respect of Liabilities suffered by, imposed upon, incurred in any way connected with or arising from, directly or indirectly, any Applicable Laws. This indemnity shall survive the resignation or removal of the Trustee and the termination or discharge of this Indenture.

(3) Notwithstanding any other provision of this Indenture, the Trustee shall not be liable for any (i) breach by any other party of the Applicable Securities Legislation, (ii) lost profits or (iii) punitive, consequential or special damages of any Person.

(4) The Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation shall defend the claim and the Trustee shall co-operate in the defence. The Trustee may have separate Counsel and the Corporation shall pay the reasonable fees and expenses of such Counsel. The Corporation need not pay for any settlement made without its consent, which consent must not be unreasonably withheld.

Section 10.16 Acceptance of Trust

The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall, from time to time, be Noteholders, subject to all the terms and conditions herein set forth.

Section 10.17 Third Party Interests

Each party to this Indenture (in this paragraph referred to as a “representing party”) hereby represents to the Trustee that any account to be opened by, or interest to be held by, the Trustee in connection with this Indenture, for or to the credit of such representing party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such representing party hereby agrees to complete, execute and deliver forthwith to the Trustee a declaration, in the Trustee’s prescribed form or in such other form as may be satisfactory to it, as to the particulars of such third party.

Section 10.18 Anti-Money Laundering

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, acting reasonably, determines that such act might cause it to be in noncompliance with any applicable anti-money laundering or anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on 10 days’ prior written notice sent to the Corporation provided that (i) the Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Trustee’s satisfaction within such 10-day period, then such resignation shall not be effective.

Section 10.19 Privacy Laws

(1) The parties acknowledge that federal and provincial legislation that addresses the protection of individuals’ personal information (collectively, the “Privacy Laws”) applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither the Corporation nor the Trustee shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws.

(2) The Corporation shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws.

(3) The Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Corporation or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

ARTICLE 11 – SUPPLEMENTAL INDENTURES

Section 11.1 Supplemental Indentures

From time to time the Trustee and, when authorized by a resolution of the Board of Directors of Corporation, the Corporation, may, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto which thereafter shall form part hereof, for any one or more of the following purposes:

(a)	adding to the covenants of the Corporation herein contained for the protection of the Noteholders or providing for events of default, in addition to those herein specified;

(b)

making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Notes which do not affect the substance thereof and which in the opinion of the Trustee relying on the advice of Counsel will not be prejudicial to the interests of the Noteholders;

(c)

correcting or rectifying any ambiguities, defective provisions, errors or omissions herein, provided that in the opinion of the Trustee, in reliance upon the advice of Counsel, the rights of the Trustee and the Noteholders are in no way materially prejudiced thereby;

(d)

evidencing the succession, or successive successions, of others to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(e)	giving effect to any Extraordinary Resolution passed as provided in Article 8; and

(f)	for any other purpose not inconsistent with the terms of this Indenture.

Unless the supplemental indenture requires the consent or concurrence of Noteholders by Extraordinary Resolution, the consent or concurrence of Noteholders shall not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture. Further, the Corporation and the Trustee may without the consent or concurrence of the Noteholders by supplemental indenture or otherwise, make any changes or corrections in this Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any indenture supplemental hereto or any Written Direction of the Corporation provided for the issue of Notes, providing that in the opinion of the Trustee (relying upon an opinion of Counsel) the rights of the Noteholders are in no way prejudiced thereby.

ARTICLE 12 - EXECUTION AND FORMAL DATE

Section 12.1 Execution

This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

Section 12.2 Formal Date

For the purpose of convenience this Indenture may be referred to as bearing the formal date of March 31, 2020 irrespective of the actual date of execution hereof.

[Balance of Page Left Blank]

The parties have executed this Indenture.

COLUMBIA CARE INC.

By:	/s/ Michael Abbott
	Name:	Michael Abbott
	Title:	Executive Chairman

ODYSSEY TRUST COMPANY

By:
Name:
Title:

By:
Name:
Title:

Signature page to Note Indenture

The parties have executed this Indenture.

COLUMBIA CARE INC.

By:
Name:
Title:

ODYSSEY TRUST COMPANY

By:	/s/ Dan Sander
	Name:	Dan Sander
	Title:	VP, Corporate Trust

By:	/s/ Amy Douglas
	Name:	Amy Douglas
	Title:	Director, Corporate Trust

Signature page to Note Indenture

Schedule A – Form of Note

[NOTE LEGEND]

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].

[U.S. LEGEND – TO BE INCLUDED ON ALL NOTES ISSUED TO U.S. NOTEHOLDERS PURSUANT TO SECTION 2.12 OF THE INDENTURE]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH NOTES, AGREES, FOR THE BENEFIT OF COLUMBIA CARE INC. (THE “CORPORATION”), THAT SUCH NOTES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH ALL LOCAL LAWS AND REGULATIONS; (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 THEREUNDER, IF AVAILABLE, OR (II) RULE 144A, THEREUNDER, IF AVAILABLE, AND IN EACH CASE IS COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C)(I) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

CUSIP 197309AA5 [CAD] / 197309AB3 [US]

ISIN CA197309AA51 [CAD] / CA197309AB35 [US]

No. ●	US$●

COLUMBIA CARE INC.

(A corporation existing under the laws of the Province of British Columbia)

9.875% SENIOR SECURED FIRST LIEN NOTES

DUE MARCH 30, 2024

COLUMBIA CARE INC. (the “Corporation”) for value received hereby acknowledges itself indebted and, subject to the provisions of the Note Indenture (the “Indenture”) dated as of March 31, 2020 between the Corporation and ODYSSEY TRUST COMPANY (the “Trustee”), promises to pay to                     , the registered holder hereof on March 30, 2024 or on such earlier date as the Principal Amount (as defined in the Indenture) may become due in accordance with the provisions of the Indenture (any such date, the “Maturity Date”) the principal sum of ● Dollars (US$●) in lawful money of the United States on presentation and surrender of this Note at the main branch of the Trustee in Vancouver, British Columbia in accordance with the terms of the Indenture, and, subject as hereinafter provided, to pay interest on the Principal Amount hereof (i) from and including the date hereof, or (ii) from and including the last Interest Payment Date (as defined in the Indenture) to which interest shall have been paid or made available for payment hereon, whichever shall be the later, in all cases, to and excluding the next Interest Payment Date, at the rate of 9.875% per annum, in like money, calculated and payable semi-annually in arrears on March 31 and September 30 in each year commencing on September 30, 2020, and the last payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity Date) to fall due on the Maturity Date and, should the Corporation at any time make default in the payment of any principal or interest, to pay interest on the amount in default at a rate that is 2.25% higher than the applicable interest rate on the Notes, in like money and on the same dates.

The Notes shall bear interest from the date of issue at the rate of 9.875% per annum (based on a year of 365 days or 366, as applicable) and will be payable in equal semi-annual amounts; provided that for any Interest Period (as defined in the indenture) that is shorter than a full semi-annual interest period, interest shall be calculated on the basis of a year of 365 days or 366 days, as applicable, and the actual number of days elapsed in that period.

The Corporation shall have the right to redeem or repay any Note prior to the Maturity Date without any premium, penalty, bonus or other payment.

This Note is one of the 9.875% Notes of the Corporation issued under the provisions of the Indenture. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Notes are or are to be issued and held and the rights and remedies of the holders of the Notes and of the Corporation and of the Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Note by acceptance hereof assents.

If the date for payment of any amount of principal, premium or interest is not a Business Day (as defined in the Indenture) at the place of payment, then payment will be made on the next Business Day and the holder hereof will not be entitled to any further interest on such principal, or to any interest on such interest, premium or other amount so payable, in respect of the period from the date for payment to such next Business Day. Interest hereon shall be payable by cheque mailed by prepaid ordinary mail or by electronic transfer of funds to the registered holder hereof and, subject to the provisions of this Indenture, the mailing of such cheque or the electronic transfer of such funds shall, to the extent of the sum represented thereby (plus the amount of any Taxes deducted or withheld), satisfy and discharge all liability for interest on this Note.

The Notes are issuable only in denominations of US$1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Notes of any denomination may be exchanged for an equal aggregate principal amount of Notes in any other authorized denomination or denominations.

Notwithstanding anything to the contrary in this Note, to the extent required by applicable law (as determined in all respects by the Company), payments under this Note will be subject to withholding on account of any present or future tax, duty, assessment or governmental charge imposed upon or as a result of such payments, and no additional amounts shall be paid by the Company to the registered holder in respect of any such withheld amounts. The registered holder hereby acknowledges and accepts that (i) the registered holder is not relying on the Company (or any representative of the Company) for any tax advice relating to the acquisition, ownership or disposition of this Note, including, without limitation, in any jurisdiction in which the registered holder may be subject to any taxes, (ii) payments under this Note may be subject to withholding by the Company, (iii) the Company has not guaranteed to the registered older a net rate of return to the registered older after the imposition of any present or future tax, duty, assessment or governmental charge imposed upon or as a result of any payments under this Note and will not gross up the interest rate or make any additional payments to the holder on account of any such tax, duty or charge, or otherwise, and (iv) the Company may set off and apply any amount otherwise payable to a registered holder under this Note to any liability of the Company for any past, present or future tax, duty, assessment or governmental charge imposed upon or as a result of any amount paid or payable to such registered holder under this Note.

The indebtedness evidenced by this Note, and by all other Notes now or hereafter certified and delivered under the Indenture, is a direct secured obligation of the Corporation.

These Notes have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States. The Notes may only be offered and sold pursuant to an exemption from the registration requirements of the U.S. Securities Act or pursuant to an available exemption from such registration requirements.

The Indenture contains provisions making binding upon all holders of Notes outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Notes outstanding, which resolutions or instruments may have the effect of amending the terms of this Note or the Indenture.

The Indenture contains provisions disclaiming any personal liability on the part of holders of shares of the Corporation and officers, directors and employees of the Corporation in respect of any obligation or claim arising out of the Indenture or this Note.

This Note may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Trustee in the City of Calgary, Alberta and in such other place or places and/or by such other registrars (if any) as the Corporation with the approval of the Trustee may designate. No transfer of this Note shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe and upon surrender of this Note for cancellation. Thereupon a new Note or Notes in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Note shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture.

Capitalized words or expressions used in this Note shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture. In the event of any inconsistency between the terms of this Note and the Indenture, the terms of the Indenture shall govern.

IN WITNESS WHEREOF COLUMBIA CARE INC. has caused this Note to be signed by its authorized representatives as of                  , 20    .

COLUMBIA CARE INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE

This Note is one of the 9.875% Notes due March 30, 2024 referred to in the Indenture within mentioned.

Dated:                  , 20    .

ODYSSEY TRUST COMPANY

By:
Authorized Signatory

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                     , whose address and social insurance number, if applicable, are set forth below, this Note (or US$         principal amount hereof*) of COLUMBIA CARE INC. (the “Corporation”) standing in the name(s) of the undersigned in the register maintained by the Corporation with respect to such Note and does hereby irrevocably authorize and direct the Trustee to transfer such Note in such register, with full power of substitution in the premises.

Dated:

Address of Transferee:

(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable:

*

If less than the full principal amount of the within Note is to be transferred, indicate in the space provided the principal amount (which must be US$1,000 or an integral multiple thereof to be transferred.

1.	In the case of a Restricted Uncertificated Note or a Restricted Physical Note, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐	(A) the transfer is being made to the Corporation;

☐

(B) the transfer is being made outside the United States in compliance with Rule 904 of Regulation S under the U.S. Securities Act in circumstances where Rule 905 of Regulation S does not apply, and in compliance with any applicable local securities laws and regulations, and the holder has provided herewith a certificate in the form of Schedule C to the Indenture, including the certifications in item 1 thereof,

☐

(C) the transfer is being made pursuant to the exemption from the registration requirements of the U.S. Securities Exchange Act provided by (i) Rule 144 under the U.S. Securities Act, if available, or (ii) Rule 144A under the U.S. Securities Act, if available, and in compliance with applicable state securities laws, or

☐	(D) the transfer is being made in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws.

2.

In the case of a transfer in accordance with (C) or (D) above, the Trustee and the Corporation shall first have received an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation, to such effect.

3.	The registered holder of this Note is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Note.

DATED this      day of             , 20    .

SPACE FOR GUARANTEES OF	)

SIGNATURES (BELOW))

.	)
	)	Signature of Transferor

)

)
Guarantor’s Signature/Stamp	)	Name of Transferor

REASON FOR TRANSFER – For US Citizens or Residents only (where the individual(s) or corporation receiving the securities is a US citizen or resident). Please select only one (see instructions below).

☐ Gift                     ☐ Estate                     ☐ Private Sale                     ☐ Other (or no change in ownership)

Date of Event (Date of gift, death or sale):	Value per Debenture on the date of event:

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. All securityholders or a legally authorized representative must sign this form. The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then-current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

•

Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

•	Canada: A Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.

•

Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

OR

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer with a “MEDALLION GUARANTEED” Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

REASON FOR TRANSFER – FOR US CITIZENS OR RESIDENTS ONLY

Consistent with U.S. IRS regulations, Odyssey Trust Company is required to request cost basis information from U.S. securityholders. Please indicate the reason for requesting the transfer as well as the date of event relating to the reason. The event date is not the day in which the transfer is finalized but, rather, the date of the event which led to the transfer request (i.e. date of gift, date of death of the securityholder, or the date the private sale took place).

Schedule B - Form of Certificate of Transfer

COLUMBIA CARE INC.

680 Fifth Ave., 24th Floor

New York, New York, 10019

Attention: Nicholas Vita, Chief Executive Officer

ODYSSEY TRUST COMPANY

Stock Exchange Building

1230-300 5th Avenue SW

Calgary, Alberta, T2P 3C4

Attention: Corporate Trust

Re: Transfer of Notes

Reference is hereby made to the Indenture, dated as of March 31, 2020 (the “Indenture”), between COLUMBIA CARE INC., as issuer (the “Corporation”), and ODYSSEY TRUST COMPANY as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer the Notes or interests in such Notes specified in Annex A hereto, in the principal amount of US$         (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that

[CHECK ALL THAT APPLY]

1. ☐ Check if transfer of an interest of a Restricted Physical Note or a Restricted Uncertificated Note for an interest in an Unrestricted Uncertificated Note or an Unrestricted Physical Note pursuant to Regulation S. The Transfer is being effected pursuant to and in compliance with Rule 904 of Regulation S under the U.S. Securities Act in circumstances where Rule 905 of Regulation S does not apply and, accordingly, the Transferor hereby further certifies that (i) the Transferor is not (a) an “affiliate” (as that term is defined in Rule 405 under the U.S. Securities Act) of the Corporation, except solely by virtue of being an officer or director of the Corporation, (b) a “distributor” or (c) an affiliate of a distributor; (ii) the offer was not made, and the Transfer is not being made, to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another “designated offshore securities market” and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (iii) neither the Transferor nor any affiliate of the Transferor nor any Person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the Transfer, (iv) the Transfer is bona fide and not for the purpose of “washing off’ the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act), (v) the Transferor does not intend to replace such securities with fungible unrestricted securities and (vi) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act. Terms used in this section have the meaning given to them by Regulation S under the U.S. Securities Act.

2. ☐ Check if transfer of an interest of a Restricted Physical Note or a Restricted Uncertificated Note for an interest in an Unrestricted Uncertificated Note or an Unrestricted Physical Note other than pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with an available exemption from the registration requirements of the U.S. Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States, (ii) the restrictions on transfer contained in the Indenture and the U.S. Legend are not required to be imposed on the beneficial interest of the Transferor in order to maintain compliance with the U.S. Securities Act and applicable state securities laws and (iii) an opinion of counsel of recognised standing, in form and substance reasonably satisfactory to the Corporation, has been delivered to the Corporation to the foregoing effect that such transfer is in compliance with the U.S. Securities Act and all applicable state securities laws.

3. ☐ Check if transfer of an interest of a Unrestricted Physical Note or a Unrestricted Uncertificated Note for an interest in an Unrestricted Uncertificated Note or an Unrestricted Physical Note pursuant to Regulation S. The Transfer is being effected pursuant to and in compliance with Rule 904 of Regulation S under the U.S. Securities Act.

In connection with requests for transfers pursuant to item 2, the Transferor must deliver to the Trustee an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

This certificate and the statements contained herein are made for your benefit and the benefit of the Corporation.

[Insert Name of Transferor]

By:
Name: ●
Title: ●

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b) OR (c) OR (d)]

(a)	☐ a Restricted Uncertificated Note CUSIP

(b)	☐ an Unrestricted Uncertificated Note CUSIP

(c)	☐ a Restricted Physical Note

(d)	☐ an Unrestricted Physical Note

2.	After the Transfer the Transferee will hold:

[CHECK ONE OF (a) OR (b) OR (c) OR (d)]

(a)	☐ a Restricted Uncertificated Note CUSIP

(b)	☐ an Unrestricted Uncertificated Note CUSIP

(c)	☐ a Restricted Physical Note

(d)	☐ an Unrestricted Physical Note

in accordance with the terms of the Indenture.

Schedule C – Form of Certificate of Exchange

COLUMBIA CARE INC.

680 Fifth Ave., 24th Floor

New York, New York, 10019

Attention: Nicholas Vita, Chief Executive Officer

ODYSSEY TRUST COMPANY

Stock Exchange Building

1230-300 5th Avenue SW

Calgary, Alberta, T2P 3C4

Attention: Corporate Trust

Re: Exchange of Notes

Reference is hereby made to the Indenture, dated as of March 31, 2020 (the “Indenture”), between COLUMBIA CARE INC., as issuer (the “Corporation”), and ODYSSEY TRUST COMPANY as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    (the “Owner”) owns and proposes to exchange the Notes or interests in such Notes specified herein, in the principal amount of US$         (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Physical Notes or Restricted Uncertificated Note for Unrestricted Physical Notes or Unrestricted Uncertificated Note

☐ Check if Exchange is from Restricted Physical Note or Restricted Uncertificated Note to Unrestricted Physical Note or a Unrestricted Uncertificated Note. In connection with the Owner’s Exchange of a Restricted Physical Note or Restricted Uncertificated Note for an Unrestricted Physical Note or Unrestricted Uncertificated Note, the Owner hereby certifies (i) the Unrestricted Physical Note or a Unrestricted Uncertificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Physical Notes or Restricted Uncertificated Notes and pursuant to and in accordance with the U.S. Securities Act, (iii) the Owner has delivered an opinion of counsel of recognised standing, in form and substance reasonably satisfactory to the Corporation, to the effect that the restrictions on transfer contained in the Indenture and the U.S. Legend are not required to be imposed on the Unrestricted Physical Note or Unrestricted Uncertificated Note of the Owner in order to maintain compliance with the U.S. Securities Act and (iv) the Unrestricted Physical Note or Unrestricted Uncertificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

In connection with requests for Exchanges pursuant to item 1, the Owner must deliver to the Trustee an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

This certificate and the statements contained herein are made for your benefit and the benefit of the Corporation.

C - 1

[Insert Name of Transferor]

By:
Name: ●
Title: ●

Dated:

C - 2

Schedule D – Existing Indebtedness

Nil

E - 1